  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results

Financial Highlights Include:
Quarterly revenue of $105.5 million, up 7.8% year over year
Gross margin of 62.7% compared to prior year of 62.0%
Net income of $5.6 million, up 82.7% year over year

LAS VEGAS, May 3, 2023 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software, and a Salesforce and AWS partner, today announced financial and operating results for the first quarter ended March 31, 2023.

“For the first quarter of 2023, we were pleased to both complete the launch of our expanded solutions portfolio and sell the full portfolio to name-brand organizations globally. This expanded portfolio will allow us to meet the needs of a significantly larger market of organizations with $200 million or more in annual revenue or budget," stated Seth A. Ravin, Rimini Street co-founder, president, CEO and chairman of the board. “One of the new premier solutions launched in the first quarter was our end-to-end, ‘turnkey’ outsourcing offering - Rimini ONE™ - which provides organizations a one-vendor solution for their current and evolving enterprise software needs and leverages Rimini Street’s unique, industry-leading value, reliability, responsiveness and engineering capability. We have already signed more than 100 Rimini ONE clients and believe our significantly expanded solutions portfolio will increase sales to new and existing clients, improve subscription renewals and extensions and expand client lifetime value.”

“We were pleased with our first quarter performance in revenue, gross margin, net income, Adjusted EBITDA, and Revenue Retention Rate on subscription revenue and exceeded first quarter 2023 guidance,” stated Michael L. Perica, Rimini Street chief financial officer. “Additionally, we maintained a strong balance sheet with cash and U.S. government-backed securities of $135 million and reduced debt $10 million year over year from $87 million to $77 million, resulting in net cash at quarter end of $58 million. We are also issuing guidance today for the second quarter and reaffirming full year 2023 guidance and our continued commitment to increasing profitability and re-accelerating revenue growth.”

Select First Quarter 2023 Financial Highlights
•Revenue was $105.5 million for the 2023 first quarter, an increase of 7.8% compared to $97.9 million for the same period last year.
•U.S. revenue was $53.4 million, an increase of 2.2% compared to $52.3 million for the same period last year.
•International revenue was $52.1 million, an increase of 14.1% compared to $45.6 million for the same period last year.
•Annualized Recurring Revenue was $408.3 million for the 2023 first quarter, an increase of 6.1% compared to $384.9 million for the same period last year.
•Revenue Retention Rate was 92% for the trailing twelve months ended March 31, 2023 and 94% for the comparable period ended March 31, 2022.
•Subscription revenue of $102.1 million, which accounted for 96.8% of total revenue for the 2023 first quarter compared to subscription revenue of $96.2 million, which accounted for 98.3% of total revenue for the same period last year.
•Gross margin was 62.7% for the 2023 first quarter compared to 62.0% for the same period last year.
•Operating income was $10.7 million for the 2023 first quarter compared to $5.9 million for the same period last year.
•Non-GAAP Operating Income was $15.4 million for the 2023 first quarter compared to $12.1 million for the same period last year.
•Net income was $5.6 million for the 2023 first quarter compared to net income of $3.1 million for the same period last year.
•Non-GAAP Net Income was $10.4 million for the 2023 first quarter compared to $9.2 million for the same period last year.

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 2

•Adjusted EBITDA for the 2023 first quarter was $16.6 million compared to $12.9 million for the same period last year.
•Basic and diluted net income per share attributable to common stockholders was a per share result of $0.06 for the 2023 first quarter compared to net income per basic share of $0.04 and net income per diluted share of $0.03 for the same period last year.
•Cash and short-term investments of $135.0 million at March 31, 2023, a decrease of 14.6% compared to $158.0 million at March 31, 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Select First Quarter 2023 Operating Highlights

•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦Clifford Hallam Healthcare – Australia’s only fully integrated, nationwide pharmaceutical and medical consumables distributor;
◦GE Lighting, a Savant company – US based, globally recognized leader in residential lighting and smart home products;
◦Globe Union – Taiwanese manufacturer of kitchen and bath products; and
◦Tanita – Japan’s leading manufacturer in precision scales and health monitoring devices used widely across the world.
•Closed 9,014 support cases and delivered 25,541 tax, legal and regulatory updates to clients across 39 countries, while achieving an average client satisfaction rating on the Company’s support delivery of more than 4.9 out of 5.0 (where 5.0 is rated excellent).
•Launched Rimini Watch™, a new suite of proactive observability solutions, including monitoring, health check and change management capabilities to reduce downtime, improve performance and ensure business continuity for Oracle and SAP applications and databases, as well as projects to help clients successfully complete digital transformation initiatives.
•Launched Rimini Consult™, a new suite of packaged and project-based professional services available for clients’ enterprise software customization, configuration, implementation, integration, interoperability, migration, staff augmentation and other project needs.
•Launched Rimini ONE™, an end-to-end outsourcing service program designed to offer a comprehensive set of unified, integrated services to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise applications, databases and technology software.
•Shared results of a Rimini Street-commissioned independent survey of more than 1,000 CXO respondents across UK, Ireland, Nordics and the GCC, with high-value data related to today’s digital transformation and talent resourcing trends and challenges.
•Honored with the 2023 Top Workplaces USA Award from Energage, surveying hundreds of North American colleagues on their workplace satisfaction by measuring employee engagement through an anonymous survey.
•Announced the global adoption of a four-day, flexible workweek model named “Fabulous Fridays” after a six-month trial in 2022.
•Commemorated the 10th anniversary since opening its India operations with special celebrations in Hyderabad and Bengaluru with senior executives and hundreds of Rimini Street colleagues and their families.
•Donated labor and funding to many charities and selected Japan charities to receive the 2023 $50,000 RMNI LOVE annual grant program, inviting certified charities in Tokyo and nearby regions to apply for one of five $10,000 grants.

2023 Business Outlook
The Company is providing second quarter 2023 revenue guidance to be in the range of $105.0 million to $107.0 million and maintaining full year 2023 revenue guidance to be in the range of $420.0 million to $430.0 million. The Company is also

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 3

maintaining full year 2023 Adjusted EBITDA guidance in the range of $52 million to $58 million. The Company plans to revisit full year 2023 guidance with its second quarter earnings release.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2023 results and select second quarter 2023 performance to date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on May 3, 2023. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference by registering from the dial-in registration link. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software and a Salesforce and AWS partner. The Company has operations globally and offers a comprehensive family of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software, and enables clients to achieve better business outcomes, significantly reduce costs and reallocate resources for innovation. To date, over 5,100 Fortune 500, Fortune Global 100, midmarket, public sector, and other organizations from a broad range of industries have relied on Rimini Street as their trusted enterprise software solutions provider. To learn more, please visit http://www.riministreet.com, and connect with Rimini Street on Twitter, Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to sustain or achieve revenue growth or profitability and manage our cost of revenue; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle, and risks relating to retention rates; the loss of one or more members of our management team; our ability to attract and retain qualified employees and key personnel; challenges of managing growth profitably; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth; the impact of environmental, social and governance (ESG) matters; actions in response to any lingering impacts of the COVID-19 pandemic and its economic, operational and financial impacts on our business; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 4

meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 3, 2023, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2023 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$116,169	$109,008
Restricted cash	426	426
Accounts receivable, net of allowance of $745 and $723, respectively	89,317	116,093
Deferred contract costs, current	17,184	17,218
Short-term investments	18,785	20,115
Prepaid expenses and other	19,910	18,846
Total current assets	261,791	281,706
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $16,015 and $15,441, respectively	6,554	6,113
Operating lease right-of-use assets	6,325	7,142
Deferred contract costs, noncurrent	22,115	23,508
Deposits and other	6,619	7,057
Deferred income taxes, net	64,700	65,515
Total assets	$368,104	$391,041
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$5,349	$4,789
Accounts payable	5,956	8,040
Accrued compensation, benefits and commissions	31,375	37,459
Other accrued liabilities	25,568	32,676
Operating lease liabilities, current	4,047	4,223
Deferred revenue, current	257,329	265,840
Total current liabilities	329,624	353,027
Long-term liabilities:
Long-term debt, net of current maturities	68,558	70,003
Deferred revenue, noncurrent	30,052	34,081
Operating lease liabilities, noncurrent	8,093	9,094
Other long-term liabilities	1,896	2,006
Total liabilities	438,223	468,211
Stockholders' Deficit:
Preferred stock, $0.0001 par value. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 88,883 and 88,517 shares, respectively	9	9
Additional paid-in capital	158,449	156,401
Accumulated other comprehensive loss	(4,831)	(4,195)
Accumulated deficit	(222,630)	(228,269)
Treasury stock, at cost	(1,116)	(1,116)
Total stockholders' deficit	(70,119)	(77,170)
Total liabilities and stockholders' deficit	$368,104	$391,041

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$105,512	$97,910
Cost of revenue	39,343	37,207
Gross profit	66,169	60,703
Operating expenses:
Sales and marketing	34,479	31,700
General and administrative	18,227	19,951
Reorganization costs	59	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	2,719	3,499
Insurance costs and recoveries, net	—	(389)
Litigation costs and related recoveries, net	2,719	3,110
Total operating expenses	55,484	54,761
Operating income	10,685	5,942
Non-operating income and (expenses):
Interest expense	(1,339)	(808)
Other income (expenses), net	528	209
Income before income taxes	9,874	5,343
Income taxes	(4,235)	(2,256)
Net income	$5,639	$3,087

Net income attributable to common stockholders	$5,639	$3,087

Net income per share attributable to common stockholders:
Basic	$0.06	$0.04
Diluted	$0.06	$0.03
Weighted average number of shares of Common Stock outstanding:
Basic	88,690	87,124
Diluted	89,061	88,485

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Non-GAAP operating income reconciliation:
Operating income	$10,685	$5,942
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,719	3,110
Stock-based compensation expense	1,976	3,051
Reorganization costs	59	—
Non-GAAP operating income	$15,439	$12,103
Non-GAAP net income reconciliation:
Net income	$5,639	$3,087
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,719	3,110
Stock-based compensation expense	1,976	3,051
Reorganization costs	59	—
Non-GAAP net income	$10,393	$9,248
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$5,639	$3,087
Non-GAAP adjustments:
Interest expense	1,339	808
Income taxes	4,235	2,256
Depreciation and amortization expense	613	577
EBITDA	11,826	6,728
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,719	3,110
Stock-based compensation expense	1,976	3,051
Reorganization costs	59	—
Adjusted EBITDA	$16,580	$12,889
Billings:
Revenue	$105,512	$97,910
Deferred revenue, current and noncurrent, as of the end of the period	287,381	300,029
Deferred revenue, current and noncurrent, as of the beginning of the period	299,921	300,268
Change in deferred revenue	(12,540)	(239)
Billings	$92,972	$97,671

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Rimini Street Announces Fiscal First Quarter 2023 Financial and Operating Results	page 9

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com